Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form S-3 (No. 333-134102) and Form S-8 (No. 333-104060 and No. 333-132898) of Kingstone Companies, Inc. and Subsidiaries of our report dated April 13, 2009 with respect to the consolidated financial statements of Kingstone Companies, Inc. appearing in this Annual Report on Form 10-K of Kingstone Companies, Inc for the year ended December 31, 2009.

Holtz Rubenstein Reminick LLP
Melville, New York
April 7, 2010